EXHIBIT 10.4

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. OMISSIONS ARE DESIGNATED [***].

Execution Version

FIRST AMENDMENT TO THE
COLLABORATION AND LICENSE AGREEMENT

This First Amendment to the Collaboration and License Agreement (the “First Amendment”) is entered into as of May 14, 2024, by and between Verrica Pharmaceuticals Inc., a company incorporated under the laws of Delaware and having an address at 44 West Gay Street, Suite 400, West Chester, Pennsylvania, USA 19380 (“Verrica”) and Torii Pharmaceutical Co., Ltd., a company incorporated under the laws of Japan and having its principal place of business at 4-1 Nihonbashi-Honcho 3-chome, Chuo-ku, Tokyo 103-8439, Japan (“Licensee”). Verrica and Licensee are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

Whereas, Verrica and Licensee are each a party to that certain Collaboration and License Agreement, dated as of March 17, 2021 (the “Original Agreement”);

Whereas, pursuant to Section 4.1(e) of the Original Agreement, the Parties desire to conduct a Phase 3 Global Study for the prevention and/or treatment of Common Warts in the United States and Japan pursuant to a CW Study Plan (as defined below) to be agreed upon by the Parties;

Whereas, Verrica and Licensee desire to conduct such CW Study (as defined below) under a cost sharing arrangement as further set forth in greater detail herein;

Whereas, the Parties have entered into that certain Warrant to Purchase Common Stock dated as of the date hereof (the “Warrant”); and

Whereas, the Parties now wish to amend the Original Agreement in accordance with Section 15.3 thereof for the limited purpose of adding certain provisions contained herein to reflect such cost sharing arrangement between the Parties with respect to conducting the CW Study.

Now, Therefore, in consideration of the foregoing and of the mutual covenants herein contained, the Parties hereby agree to amend the terms of the Original Agreement as provided below.

1.
Definitions. Any capitalized term used but not defined in this First Amendment shall have the meaning given to such term in the Original Agreement.
2.
Amendment to the Agreement.
2.1
Article 1 of the Original Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

“CW Data” has the meaning provided in Section 4.10(g)(ii).

“CW Data License” has the meaning provided in Section 4.10(g)(iii).

“CW Study” has the meaning provided in Section 4.10(a).

“CW Study Costs” has the meaning provided in Section 4.10(b).

“CW Study Plan” has the meaning provided in Section 4.10(a).

“CW Territory Data” has the meaning provided in Section 4.10(g)(i).

“Global Study Plan” has the meaning provided in Section 3.1(b)(i).

“First Amendment” has the meaning provided in the preamble.

“Global Study Know-How” has the meaning provided in Section 10.1(c).

“Global Study Patents” has the meaning provided in Section 10.1(c).

“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“Verrica Responsible Portion” has the meaning provided in Section 4.10(c).

2.2
Section 3.1(b)(i) of the Original Agreement is hereby amended and restated by replacing such section with the following:

“(i) to review and discuss any Global Study, in accordance with Section 4.1(e), and if Verrica approves Licensee’s participation in a given Global Study, to approve and amend the development plan, protocol and budget for such Global Study (“Global Study Plan”);”

2.3
Section 3.2(a) of the Original Agreement is hereby amended and restated by replacing such section with the following:

“(a) Verrica’s Senior Executive has the final decision-making authority with respect to (x) the amendment of any Global Study Plan, excluding the budget, provided that Verrica’s Senior Executive may not exercise such final decision-making authority to materially alter such Global Study Plan or to materially increase Licensee’s costs thereunder, and (y) all matters related to the development, registration, manufacturing and commercialization of Products (i) in the Verrica Territory and (ii) outside of the Field in the Territory; and”

2.4
Article 4 of the Original Agreement is hereby amended by adding the following as a new Section 4.10:

“4.10 Phase 3 Global Common Warts Study.

(a) The Parties shall discuss in good faith a Global Study Plan pursuant to which, if (and only if) such plan is approved in writing by both Parties (the “CW Study Plan”), the Parties will jointly conduct a Global Study that is a Phase 3 Clinical Trial for the prevention and/or treatment of Common Warts in the United States and Japan (the “CW Study”), subject to the Parties receiving the applicable approvals from Regulatory Authorities necessary to initiate such CW Study. Each Party shall perform the applicable activities set forth in the CW Study Plan, in accordance with the terms contained therein, the Agreement, and Applicable Laws. For clarity, unless otherwise agreed by the Parties and set forth in the CW Study Plan, Licensee shall be responsible for all regulatory activities in the Territory with respect to the CW Study in accordance with Article 5.

(b) “CW Study Costs” means all external fees, costs, and expenses incurred by either Party in the performance of and in accordance with the CW Study Plan including the tests that may be required by an applicable Regulatory Authority, provided that the CW Study Costs shall not exceed [***] percent ([***]%) of the budget set forth in the CW Study Plan without the mutual written consent of the Parties. For clarity, CW Study Costs shall not include (i) either Party’s internal costs (including but not limited to, costs related to consultation with and application for approval of a Regulatory Authority, and outside advisor’s consultation fees), and or (ii) any consultation fees to be paid to any Regulatory Authority.

(c) Subject to the Parties receiving the applicable approvals from Regulatory Authorities necessary to initiate the CW Study, Verrica and Licensee shall be equally responsible for the CW Study Costs, provided that Licensee shall pay one hundred percent (100%) of the budgeted CW Study Costs when due and then Verrica shall repay Licensee fifty percent (50%) of the CW Study Costs paid by Licensee (such amount, the “Verrica Responsible Portion”) in accordance with clauses (d), (e), and (f) below. Licensee shall pay all invoiced CW Study Costs directly to the applicable Third Party in accordance with the payment methods and conditions that are separately provided in an agreement to be entered by and among Verrica, Licensee and a Third Party CRO, provided that Verrica (a) will use reasonable best efforts to use only one Third Party CRO and minimize the number of Third Party invoices and (b) within thirty (30) days after the end of each Calendar Quarter, will provide to Licensee a summary report of the Verrica Responsible Portion of the CW Study Costs incurred by Licensee in the preceding Calendar Quarter until the Verrica Responsible Portion as well as the accrued interest has been fully repaid by Verrica to Licensee. Such summary report shall include (i) the amount of the Verrica Responsible Portion paid by Licensee and the payment date, (ii) accrued interest, (iii) the amount of the Verrica Responsible Portion that has already been offset pursuant to Section 4.10(e), if any, and (iv) the total amount of the outstanding Verrica Responsible Portion, including the accrued interest Verrica owes to Licensee as of the end of such Calendar Quarter. With respect to the Third Party CRO agreement referenced in this Section 4.10(c), notwithstanding the above, the Parties will strive to act by consensus regarding the terms, conditions and/or provisions of such Third Party CRO agreement. However, in the event that the Parties cannot unanimously agree to any such term, condition and/or provision other than those related to payment, Verrica’s Chief Executive Officer will have all final decision-making authority with respect to any such term, condition and/or provision; provided that, in the exercise of his or her final decision-making authority, Verrica’s Chief Executive Officer will give good faith consideration to, and take into account, Licensee’s position on any such term, condition and/or provision.

(d) The Verrica Responsible Portion shall accrue interest at a per annum rate that is the higher of (i) the one-month SOFR plus two (2) percentage points or (ii) six percent (6%). Such interest shall accrue during the period from the date that Licensee pays the first invoice related to the applicable CW Study Costs until the date that Licensee has received, in full, the Verrica Responsible Portion of the CW Study Costs.

(e) Licensee shall have the right to recoup its payment for the Verrica Responsible Portion plus applicable interest by offsetting such amount against the following payments owed by Licensee to Verrica:

(i) any development milestone payment pursuant to Section 8.2, except for the development milestone payment of Eight Million Dollars ($8,000,000) for the Initiation of the first Registration Study for a Product in the Territory for Common Warts, which shall be due and payable in full upon the Initiation of the CW Study;

(ii) any commercial milestone payment pursuant to Section 8.3; and

(iii) any Transfer Price payments pursuant to Section 8.4, provided that in no case shall the offset by Licensee reduce the Transfer Price payments to less than [***] per unit (the final assembled product).

(f) If Licensee has not recouped all of the Verrica Responsible Portion plus applicable interest within sixty (60) months after the date on which Licensee made its first payment of CW Study Costs, then Licensee shall have the right to issue to Verrica an invoice for the remainder of the unrecouped amount of the Verrica Responsible Portion plus applicable interest. Verrica shall pay to Licensee the amount set forth in such invoice no later than [***] days after receipt thereof. Notwithstanding the foregoing, no cash payment to Licensee under this Section 4.10(f) shall be made on or before [***], which is the date that is [***] days after the expiration of the certain Credit Agreement by and between Verrica and OrbiMed Royalty & Credit Opportunities IV, LP.

(g) CW Data.

(i) “CW Territory Data” means all Data that was generated in the Territory by or on behalf of Licensee or its Affiliates in connection with the performance of Licensee’s activities under the CW Study Plan.

(ii) “CW Data” means all Data that was generated by or on behalf of either Party or its Affiliates in connection with the performance of each Party’s activities under the CW Study Plan.

(iii) “CW Data License” means a license to be granted to a Third Party to utilize CW Data in a territory other than Japan or the US, excluding any agreements with Third Party vendors, subcontractors or service providers.

(iv) Verrica shall give Licensee [***] days’ written notice prior to executing any agreement with a Third Party under which Verrica grants such Third Party a license or other right to CW Data, excluding any agreements with Third Party vendors, subcontractors or service providers.

(v) If Verrica enters into a CW Data License, then promptly thereafter, the Parties shall negotiate in good faith and enter into an agreement whereby Verrica shall pay to Licensee at least [***] percent ([***]%) of the consideration received by Verrica under such CW Data License in the form of milestone payments and royalty payments, in each case, related to any products that utilize the CW Data (but for clarity, excluding any consideration received by Verrica in the form of an upfront payment). The Parties shall take into account relevant factors, including but not limited to [***]. Notwithstanding the foregoing, (A) for any CW Data License that does not require the Third Party licensee to make milestone payments to Verrica, Verrica shall pay to Licensee at least [***] percent ([***]%) of the consideration received by Verica under such CW Data License in the form of an upfront payment and royalty payments related to any products that utilize the CW Data, and (B) for any CW Data License that does not require the Third Party licensee to make royalty payments to Verrica, Verrica shall pay to Licensee at least [***] percent ([***]%) of the consideration received by Verrica under such CW Data License in the form of any upfront payment and milestone payments related to any products that utilize the CW Data. For clarity, royalty payments as used in this paragraph shall include any payments in the nature of a royalty to be calculated based on a certain percentage of the sales of a licensed product, no matter what such payment is called (e.g., transfer price, royalty).

(vi) If Verrica itself uses data from the CW Study in a territory outside of Japan or the US, Verrica shall pay consideration therefor to Licensee in an amount separately agreed by the Parties. Verrica and Licensee shall have a good-faith negotiation regarding the amount and form of such consideration, which will take into account relevant factors, including but not limited to [***].

(h) Notwithstanding the foregoing, if (A) the Territory is no longer permitted to participate in the CW Study due to an applicable Regulatory Authority’s revocation of the approval of the CW Study in the Territory, or (B) Verrica materially breaches either the Agreement or the Warrant and Verrica fails to cure such breach within [***] days (provided, that as to (B), if the breach is such that it cannot reasonably be cured within such [***]-day period, then the commencement by Verrica of the cure within such [***]-day time period, and the diligent prosecution to complete the cure of the breach, shall be deemed to be a cure within such [***]-day period), Licensee shall no longer be required to pay any additional CW Study Costs and Verrica shall promptly repay Licensee for all CW Study Costs incurred by Licensee, provided such repayment by Verrica does not violate the last sentence of Section 4.10(f).”

2.5
Section 10.1 of the Original Agreement is hereby amended by adding the following as a new subsection (c):

“(c) Global Study Inventions. Notwithstanding Section 10.1(a), Verrica shall own all rights, title, and interests in and to (i) any and all Know-How or Inventions made by or on behalf of either Party or its Affiliates in connection with the performance of such Party’s activities under any Global Study Plan (“Global Study Know-How”) and (ii) any Patents claiming any Global Study Know-How (“Global Study Patents”). Licensee hereby assigns all of its rights, title, and interests in and to any Global Study Know-How and Global Study Patents to Verrica. All Global Study Know-How shall be deemed Verrica Know-How and all Global Study Patents shall be deemed Verrica Patents, and in each case, shall be subject to the terms of this Agreement, including for clarity the license grants in Section 2.1.”

2.6
Section 11.1 of the Original Agreement is hereby amended and restated by replacing such section with the following:

“11.1 Mutual Representations and Warranties. Each Party represents and warrants to the other Party, as of the Effective Date and, solely in the case of Verrica, each date on which Licensee pays any Verrica Responsible Portion pursuant to Section 4.10 (c), that: (a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof; (b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate or partnership action; and (c) this Agreement is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.”

2.7
Section 13.2 of the Original Agreement is hereby amended and restated by replacing such section with the following:

“13.2 Termination by Licensee. Licensee may terminate this Agreement in its entirety upon (a) [***] days’ prior written notice to Verrica at any time prior to the Fist Commercial Sale of any Product, (b) [***] days’ prior written notice to Verrica at any time after the First Commercial Sale of any Product. Notwithstanding the foregoing, Licensee shall not have the right to terminate this Agreement pursuant to this Section 13.2 during the period starting on the date hereof and ending on the earlier of (i) date of database lock for the CW Study or (ii) termination of the CW Study.”

2.8
Section 13.7 of the Original Agreement is hereby amended and restated by replacing such section with the following:

“13.7 Accrued Obligations; Survival. Neither expiration nor termination of this Agreement relieves either Party of any obligation or liability accruing prior to such expiration or termination, nor does expiration or termination of this Agreement preclude either Party from pursuing all rights and remedies it may have under this Agreement, at law or in equity, with respect to breach of this Agreement. Without limiting the foregoing, the following provisions of this Agreement will survive the expiration or termination of this Agreement: Article 1 (Definitions), Section 2.2 (Effectiveness of Manufacturing License) (solely with respect to the Manufacturing License after expiration of the Transfer Price Payment Term), Section 2.7 (Non-Compete), Section 2.8 (Grant-Back Licenses to Verrica), Section 4.9 (Records), Section 4.10(f) (Phase 3 Global Common Warts Study), Section 7.9 (Technology Transfer after the Transfer Price Payment Term), Sections 8.4 (Transfer Price Payments), 8.5 (Royalty in Lieu of Transfer Price), 8.7 (Exchange Rate; Manner and Place of Payment), 8.8 (Late Payments), 8.9 (Audits), and 8.10 (Taxes; Cooperation) (each solely to the extent pertaining to amounts becoming due or to sales made during the Term), Article 9 (Confidentiality), Section 10.1(a) (Inventions), Sections 10.2(b) (Joint Patents), 10.2(d) (Cooperation of the Parties), 10.3(a) (Notice; Procedures), 10.3(b)(ii) (Joint Patents), 10.3(c) (Cooperation), 10.3(d) (Recovery) (each solely with respect to Joint Patents), Section 11.6 (Disclaimer), Article 12 (Indemnification; Insurance; Liability Limitations), Section 13.1 (Term), Section 13.6 (Effect of Expiration or Termination), this Section 13.7 (Accrued Obligations; Survival), Article 14 (Dispute Resolution) and Article 15 (Miscellaneous).”

3.
Miscellaneous.
3.1
Representations and Warranties Bringdown. Verrica hereby represents and warrants to Licensee, as of the date hereof, that each of the representations and warranties in Sections 11.1 and 11.2 of the Original Agreement are true and correct in all respects. Verrica further represents and warrants to the Licensee that entry into this First

Amendment and the Warrant does not and will not constitute a breach or event of default under any credit facility or other financing agreement to which Verrica is a party, including without limitation, that certain Credit Agreement, dated July 26, 2023, by and between Verrica and OrbiMed Royalty & Credit Opportunities IV, LP. Licensee hereby represents and warrants to Verrica, as of the date hereof, that each of the representations and warranties in Sections 11.1 and 11.3 of the Original Agreement are true and correct in all respects.
3.2
Full Force and Effect. Except as herein expressly amended, the Original Agreement shall remain in full force and effect and enforceable against each Party in accordance with its terms. Unless the context otherwise requires, the term “Agreement” as used in the Original Agreement shall be deemed to refer to the Original Agreement as amended hereby.
3.3
Counterparts. This First Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. The Parties agree that execution of this First Amendment by exchanging executed signature pages in .pdf format shall have the same legal force and effect as the exchange of original signatures.

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In Witness Whereof, the Parties have caused their duly authorized officers to execute and deliver this First Amendment to the Collaboration and License Agreement as of the date first written above.

VERRICA PHARMACEUTICALS INC.

By: /s/ Ted White

Name: Ted White

Title: President & CEO

TORII PHARMACEUTICAL CO., LTD.

By: /s/ Goichi Matsuda

Name: Goichi Matsuda

Title: Representative Director, President and Chief Executive Officer

Signature Page to First Amendment to the Collaboration and License Agreement